Exhibit 99.1

STONEMOR INC. REPORTS FIRST QUARTER FINANCIAL RESULTS

BENSALEM, PA – May 13, 2021 – StoneMor Inc. (NYSE: STON) (“StoneMor” or the “Company”), a leading owner and operator of cemeteries and funeral homes, today reported operating and financial results for the first quarter ended March 31, 2021.  Investors are encouraged to read the Company’s quarterly report on Form 10-Q when it is filed with the Securities and Exchange Commission (the “SEC”), which will contain additional details, and will be posted at www.stonemor.com.

FIRST QUARTER FINANCIAL PERFORMANCE

•	Revenues for the first quarter were $78.3 million compared to $65.1 million in the first quarter in the prior year.
•	Cemetery segment operating income for the first quarter was $11.7 million compared to $5.2 million in the first quarter in the prior year, representing an increase of $6.4 million.
•	Funeral home segment operating income for the first quarter was $1.6 million compared to $1.4 million in the first quarter in the prior year, representing an increase of $0.2 million.
•	Corporate overhead expense increased to $9.5 million in the first quarter compared to $8.5 million in the first quarter in the prior year.
•	First quarter operating income was $3.6 million, compared to an operating loss of $2.1 million in the first quarter in the prior year.
•	First quarter net loss from continuing operations was $5.2 million compared to $14.8 million in the first quarter in the prior year.
•	First quarter adjusted EBITDA was $28.0 million compared to $7.1 million in the first quarter in the prior year.

Joe Redling, StoneMor’s President and Chief Executive Officer said, “the first quarter of 2021 has continued to build upon the groundwork that was laid with our transformation initiatives, with top-line revenue growth of 20% and more than a $20 million increase in our adjusted EBITDA, year-over-year. We continue to deliver strong sales results, including 45% growth in cemetery sales production in the quarter. We have made great progress towards our previously announced guidance targets for organic growth in our trusts and unlevered free cash flow.  During the first quarter, we generated more than $30 million in trust growth and $11.5 million in unlevered free cash flow against $50 million and $40 million annual targets, respectively.”

LIQUIDITY UPDATE

As of March 31, 2021, the Company had $65.3 million of cash, including $16.6 million of restricted cash, and $325.4 million of total debt.

On May 11, 2021, the Company closed its private offering of $400 million aggregate principal amount of its 8.500% Senior Secured Notes due 2029.  The Company used the net proceeds of the offering to fund the redemption in full of approximately $338.1 million aggregate principal amount of the outstanding 9.875%/11.500% Senior Secured PIK Toggle Notes due 2024, together with an approximately $18.5 million prepayment premiums and pay fees and expenses incurred in connection with the offering.  The remaining proceeds will be used for general corporate purposes, which may include acquisitions.

“Earlier this week, we completed a transformational transaction for the Company by fortifying our balance sheet through a refinancing of all of our outstanding indebtedness. The new Notes dramatically increase our financial flexibility and improve our liquidity, including eliminating the maintenance covenants, extending maturity to 8 years, reducing our rate of interest and allowing us to enter into a super senior credit facility of up to $40 million,” said Jeff DiGiovanni, StoneMor’s Senior Vice President and Chief Financial Officer. “As a result of this transaction, StoneMor netted approximately $30 million in new cash to its balance sheet, resulting in approximately $78 million in cash on a pro forma basis at March 31, 2021, adjusted for the sale of the notes and the use of the proceeds thereof.”

Redling added “our transformation and cost savings initiatives set us on the right path and trajectory – and the sales culture and production have powered the engine.  The refinancing has substantially reduced potential structural limitations as we are now well positioned both operationally and financially to better serve our customers, employees and stockholders.”

CONFERENCE CALL INFORMATION

StoneMor will conduct a conference call to discuss this news release today, May 13, 2021 at 4:30 p.m. Eastern Time.  The conference call can be accessed by calling (800) 786-5706.  No reservation number is necessary; however, due to the on-going pandemic, it is advised that interested parties access the call-in number 5 to 10 minutes prior to the scheduled start time to avoid delays.  StoneMor will also host a live webcast of this conference call.  Investors may access the live webcast via the Investors page of the StoneMor website www.stonemor.com under Events & Presentations.

About StoneMor Inc.

StoneMor Inc., headquartered in Bensalem, Pennsylvania, is an owner and operator of cemeteries and funeral homes in the United States, with 304 cemeteries and 70 funeral homes in 24 states and Puerto Rico. StoneMor’s cemetery products and services, which are sold on both a pre-need (before death) and at-need (at death) basis, include: burial lots, lawn and mausoleum crypts, burial vaults, caskets, memorials, and all services which provide for the installation of this merchandise. For additional information about StoneMor Inc. please visit StoneMor’s website, and the investors section, at http://www.stonemor.com.

CONTACT

Investor Relations

StoneMor Inc.

(215) 826-4438

Cautionary Note Regarding Forward-Looking Statements

Certain statements contained in this press release, including, but not limited to, information regarding continued implementation of the Company’s performance and cost structure improvement efforts and the anticipated use of the remaining proceeds from the issuance of the notes, are forward-looking statements. Generally, the words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “project,” “expect,” “predict” and similar expressions identify these forward-looking statements. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management’s current expectations and estimates. These statements are neither promises nor guarantees and are made subject to certain risks and uncertainties that could cause actual results to differ materially from the results stated or implied in this press release. StoneMor’s major risks are related to uncertainties associated with current business and economic disruptions resulting from the recent coronavirus pandemic, including the effect of government regulations issued in connection therewith, its ability to identify, and negotiate acceptable agreements with, sellers of additional properties, uncertainties associated with the cash flow from pre-need  and at-need sales, trusts and financings, which may impact StoneMor’s ability to meet its financial projections and service its debt, as well as with StoneMor’s ability to maintain an effective system of internal control over financial reporting and disclosure controls and procedures.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements set forth in StoneMor’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the other reports that StoneMor files with the Securities and Exchange Commission, from time to time. Except as required under applicable law, StoneMor assumes no obligation to update or revise any forward-looking statements made herein or any other forward-looking statements made by it, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This release includes certain non-GAAP financial measures, including EBITDA, adjusted EBITDA, unlevered cash provided by operating activities and unlevered free cash flow, which are intended as supplemental measures of the Company’s performance that are not required by or presented in accordance with GAAP. All business results presented in this release are not prepared in accordance with Article 11 of Regulation S-X.

Management uses these non-GAAP measures internally to evaluate and manage the Company’s operations and to better understand its business because they facilitate a comparative assessment of the Company's operating performance relative to its performance based on results calculated under GAAP. These non-GAAP measures also isolate the effects of some items that vary from period to period without any correlation to core operating performance and eliminate certain charges that management believes do not reflect the Company's operations and underlying operational performance. The Compensation, Nominating and Governance Committee of the Company’s board of directors also uses certain of these measures to evaluate management's performance and set its compensation. The Company believes that these non-GAAP measures also provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and operating results facilitates an evaluation of the financial performance of the Company and its operations on a consistent basis. Providing this information therefore allows investors to make independent assessments of the Company’s financial performance, results of operation and trends while viewing the information through the eyes of management.

These non-GAAP measures are subject to limitations. The non-GAAP measures presented in this release may not be comparable to similarly titled measures used by other companies because other companies may not calculate one or more in the same manner. Additionally, the non-GAAP performance measures exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements; do not reflect changes in, or cash requirements for, working capital needs; and do not reflect interest expense, or the requirements necessary to service interest or principal payments on debt. Further, our historical adjusted results are not intended to project our adjusted results of operations or financial position for any future period. To compensate for these limitations, management presents and considers these non-GAAP measures in conjunction with the Company’s GAAP results; no non-GAAP measure should be considered in isolation from or as alternatives to net income, earnings per share or any other measure determined in accordance with GAAP. Readers should review the reconciliations included below, and should not rely on any single financial measure to evaluate the Company’s business.

A reconciliation of each non-GAAP measure to the most directly comparable GAAP measure is set forth below (in thousands):

EBITDA AND ADJUSTED EBITDA

	Three Months Ended March 31,
	2021	2020
Net loss from continuing operations	$(5,213)	$(14,772)
Income tax benefit (expense)	(1,676)	1,288
Interest expense	10,473	11,353
Depreciation and amortization	2,102	2,314
EBITDA	5,686	183
Cost of lots sold	1,394	1,296
Non-cash stock compensation	505	375
Change in deferred revenues	22,598	6,434
Change in deferred selling and obtaining costs	(2,202)	(1,178)
Adjusted EBITDA	$27,981	$7,110

UNLEVERED CASH PROVIDED BY OPERATING ACTIVITIES AND UNLEVERED FREE CASH FLOW

	Three Months Ended March 31,
	2021	2020
Net cash provided by (used in) operating activities	$4,631	$(5,238)
Cash interest payments	8,639	7,015
Unlevered cash provided by operating activities	13,270	1,777
Less: cash paid for capital expenditures	1,774	2,073
Unlevered free cash flow	$11,496	$(296)

STONEMOR INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except share and per share data)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents, excluding restricted cash	$48,696	$39,244
Restricted cash	16,575	20,846
Accounts receivable, net of allowance	58,912	57,869
Prepaid expenses	9,622	5,290
Assets held for sale	29,258	28,575
Other current assets	16,532	16,884
Total current assets	179,595	168,708

Long-term accounts receivable, net of allowance	75,985	75,301
Cemetery property	299,824	299,526
Property and equipment, net of accumulated depreciation	81,967	83,496
Merchandise trusts, restricted, at fair value	524,623	501,453
Perpetual care trusts, restricted, at fair value	319,175	312,228
Deferred selling and obtaining costs	119,068	116,900
Deferred tax assets	9	9
Intangible assets, net	54,826	55,094
Other assets	22,028	22,248
Total assets	$1,677,100	$1,634,963

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$50,836	$51,718
Liabilities held for sale	24,146	23,406
Accrued interest	95	95
Current portion, long-term debt	3,226	317
Total current liabilities	78,303	75,536

Long-term debt, net of deferred financing costs	322,144	320,715
Deferred revenues	986,044	949,164
Deferred tax liabilities	27,926	29,652
Perpetual care trust corpus	319,175	312,228
Other long-term liabilities	40,040	40,081
Total liabilities	1,773,632	1,727,376
Commitments and contingencies

Stockholders' equity:
Common stock, par value $0.01 per share, 200,000,000 shares authorized, 117,918,016 and 117,871,141 shares issued and outstanding, respectively	1,179	1,178
Paid-in capital in excess of par value	(84,728)	(85,232)
Accumulated deficit	(12,983)	(8,359)
Total stockholders' equity	(96,532)	(92,413)
Total liabilities and stockholders' equity	$1,677,100	$1,634,963

STONEMOR INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenues:
Cemetery:
Interments	$20,519	$14,759
Merchandise	16,282	14,378
Services	17,281	15,027
Investment and other	12,898	10,633
Funeral home:
Merchandise	5,973	5,386
Services	5,360	4,919
Total revenues	78,313	65,102
Costs and Expenses:
Cost of goods sold	11,184	9,414
Cemetery expense	18,161	16,948
Selling expense	14,207	12,051
General and administrative expense	10,193	9,515
Corporate overhead	9,541	8,501
Depreciation and amortization	2,102	2,314
Funeral home expenses:
Merchandise	1,661	1,336
Services	4,661	4,394
Other	3,019	2,760
Total costs and expenses	74,729	67,233

Operating income (loss)	3,584	(2,131)
Interest expense	(10,473)	(11,353)
Loss from continuing operations before income taxes	(6,889)	(13,484)
Income tax benefit (expense)	1,676	(1,288)
Net loss from continuing operations	(5,213)	(14,772)
Discontinued operations:
Income from operations of discontinued businesses	589	23,775
Income tax expense	—	—
Net income from discontinued operations	589	23,775
Net (loss) income	$(4,624)	$9,003

Net loss from continuing operations per common share (basic)	$(0.04)	$(0.16)
Net income from discontinued operations per common share (basic)	0.00	0.25
Net loss per common share (basic)	$(0.04)	$0.10

Net loss from continuing operations per common share (diluted)	$(0.04)	$(0.16)
Net income from discontinued operations per common share (diluted)	0.00	0.25
Net loss per common share (diluted)	$(0.04)	$0.10
Weighted average number of common shares outstanding - basic	117,909	94,472
Weighted average number of common shares outstanding - diluted	117,909	94,472

STONEMOR INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities:
Net (loss) income	$(4,624)	$9,003
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Cost of lots sold	1,394	1,296
Depreciation and amortization	2,142	2,459
Provision for bad debt	2,212	1,144
Non-cash compensation expense	505	375
Non-cash interest expense	1,880	5,260
Gain on sale of businesses	(7)	(24,086)
Changes in assets and liabilities:
Accounts receivable, net of allowance	(6,843)	(1,595)
Merchandise trust fund	(6,145)	(1,829)
Other assets	(3,754)	2,338
Deferred selling and obtaining costs	(2,202)	(1,178)
Deferred revenues	22,598	6,434
Deferred taxes, net	(1,726)	1,228
Payables and other liabilities	(799)	(6,087)
Net cash provided by (used in) operating activities	4,631	(5,238)
Cash Flows From Investing Activities:
Cash paid for capital expenditures	(1,774)	(2,073)
Proceeds from divestitures	—	28,190
Net cash (used in) provided by investing activities	(1,774)	26,117
Cash Flows From Financing Activities:
Proceeds from borrowings	4,433	2,639
Repayments of debt	(1,541)	(32,181)
Principal payment on finance leases	(299)	(425)
Cost of financing activities	(269)	(213)
Net cash provided (used in) by financing activities	2,324	(30,180)
Net increase in cash, cash equivalents and restricted cash	5,181	(9,301)
Cash, cash equivalents and restricted cash—Beginning of period	60,090	56,767
Cash, cash equivalents and restricted cash—End of period	$65,271	$47,466
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$8,639	$7,015
Cash paid during the period for income taxes	505	—
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$473	$848
Operating cash flows from finance leases	87	116
Financing cash flows from finance leases	299	425
Non-cash investing and financing activities:
Accrued paid-in-kind interest on 2024 Notes	$—	$3,615